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                                                                      EXHIBIT 22

The inside front cover and pages 5-9 and 11-23 of the Annual Report to Security Holders for the fiscal year ended May 31, 2002 are appended hereto as Exhibit 22 hereof and are being electronically filed with this Form 10-K Annual Report.




                                   Exhibit 22